Exhibit 10.32

COTY INC.
EXECUTIVE OWNERSHIP PLAN

(as amended and restated on April 8, 2013)

SECTION 1
PURPOSE AND DURATION

1.1

Purpose. The purpose of this Coty Inc. Executive Ownership Plan is to promote the interests of Coty Inc. and its shareholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees to achieve long-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

1.2	Effective Date and Term of the Plan.

	(a)	The original effective date of the Plan was September 11, 2006. The effective date of this amended and restated plan document is the Effective Date (as defined below).

(b)

The Plan will terminate upon the earlier of (i) the date on which all Shares available for issuance under the Plan have been issued pursuant to the purchase of Restricted Stock or the exercise of Matching Options, or (ii) the date specified by action of the Board. Upon such Plan termination, all Restricted Stock and Matching Options outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Restricted Stock Agreements and Matching Option Terms and Conditions.

SECTION 2
DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below:

2.1

“Affiliate” means any entity (i) that, directly or indirectly, is controlled by the Company, or in which the Company has a significant equity interest, and (ii) as to which the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E), in any such case as determined by the Committee.

2.2

“Applicable Fraction” means a fraction, the numerator of which is the number of days elapsed from the Grant Date of a Matching Option to the date of the Participant’s termination of Service and the denominator of which is the number of days between the Grant Date and the date the Award was scheduled to become exercisable or otherwise vest.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Bonus” means the gross amount of a Participant’s annual incentive award for a Performance Year under the Company’s Annual Performance Plan.

2.5	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which the national securities exchange that constitutes the principal market for the Shares is closed.

2.6

“Cause” has the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean the occurrence of any of the following, as determined by the Committee in its sole discretion:

(a)

a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by such Participant for Good Reason), which failure continues for more than 30 days after receipt by the Participant of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (a);

(b)

any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by a Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its Affiliates;

	(c)	a Participant’s indictment for a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

	(d)	a Participant’s breach of any nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound.

For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests.

2.7	“Change in Control” means the occurrence of any of the following:

(a)

Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), that is not the Majority Shareholder is or becomes the “beneficial owner” (as defined below), directly or indirectly, of securities representing either (i) more than 50% of the combined voting power of the Company’s then outstanding securities, or (ii) 20% or more of the combined voting power of the Company’s then outstanding securities at a time when the Majority Shareholder holds less than 30% of such combined voting power. For purposes of this clause (a), “beneficial owner” has the meaning given that term in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the “beneficial owner” of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule;

(b)

Individuals who constitute the Board on the Restatement Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, that any Person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be, for purposes of this clause (b), considered as though such Person were a member of the Incumbent Board; and provided, further, that this clause (b) shall not apply as long as the Majority Shareholder is the beneficial owner of a majority of the voting power of the Company’s outstanding securities;

(c)

The Majority Shareholder enters into any joint venture, joint operating arrangement, partnership, standstill agreement or other arrangement similar to any of the foregoing with any other Person or group, pursuant to which such Person or group assumes significant operational or managerial control of the Company; or

(d)

The shareholders of the Company approve a plan or agreement providing (i) for a merger or consolidation of the Company other than with a wholly owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company. If any of the events enumerated in this clause (d) occurs, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of this Plan.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9

“Committee” means the Remuneration and Nominating Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company’s common equity is at the time listed and, as applicable, the requirements for “outside directors” under Section 162(m) and the regulations thereunder, as in effect from time to time.

2.10	“Company” means Coty Inc., a Delaware corporation, and any successor thereto as provided in Section 13.2.

2.11

“Designated Beneficiary” means the Person or Persons the Participant designates from time to time on a signed form prescribed by the Committee, properly filed with the Committee during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan, in accordance with Section 9. A properly filed beneficiary designation will revoke all prior designations by the same Participant. If no such form has been filed with the Committee, the Designated Beneficiary shall be the beneficiary named by the Participant in the Company’s qualified 401(k) savings plan and, if none, the Beneficiary’s estate.

2.12

“Disability” means either (i) disability as defined for purposes of the Company’s disability benefit plan, or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position(s) for a period of six consecutive months or for an aggregate of six months in any consecutive 12-month period. Any question as to the existence of the Disability of a Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan. Following a Change in Control, the Company shall pay all expenses incurred in the determination of whether a Participant is disabled.

2.13

“Effective Date” means the date on which the Amended and Restated Certificate of Incorporation of the Company that is contemplated to be adopted by the Company in connection with the first underwritten public offering of the Company’s common stock is filed with the Secretary of State of the State of Delaware.

2.14	“Eligible Employee” means an Employee whom the Committee has designated in its sole discretion as eligible to purchase Restricted Stock on an Investment Date.

2.15	“Employee” means an employee of the Company or an Affiliate.

2.16	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Exercise Date” shall mean any Business Day.

2.18	“Exercise Price” means the price at which a Participant may purchase a Share pursuant to a Matching Option.

2.19

“Fair Market Value” as it relates to a Share or to Restricted Stock means, unless otherwise determined by the Committee, the most recent closing price of a Share on the principal national securities exchange on which the Shares are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Shares are not listed on a national securities exchange, the last reported bid price in the over-the-counter market.

2.20

“Good Reason” shall have the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following:

(a) Before a Change in Control:

(i)

A Participant’s removal from, or the Company’s failure to reelect or reappoint the Participant to, his or her positions at the Company (other than as a result of a promotion). For purposes of this clause (i), a mere change of title shall not constitute removal from, or non-reelection to, such position, provided that a Participant’s new title is substantially equivalent to the Participant’s title as of the Investment Date and his or her position is otherwise not adversely affected; or

(ii) The relocation of a Participant’s principal workplace without his or her consent to a location more than 25 miles distant from its current location.

(b) Following a Change in Control:

(i) Any of the events described in clause (a) above,

(ii)

A material diminution in a Participant’s title, position, duties or responsibilities, or the assignment to a Participant of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his or her position as of the Investment Date, or

(iii) The failure of the Company to continue a Participant’s participation in the Company’s Annual Performance Plan and in this Plan on a basis that is commensurate with his or her position.

2.21	“Grant Date” means the Investment Date on which a Matching Option is granted.

2.22	“Investment Date” has the meaning set forth in Section 6.1.

2.23	“Investment Limit” has the meaning set forth in Section 6.2.

2.24

“Majority Shareholder” means (i) the Company’s majority shareholder as of the Effective Date or (ii) a Benckiser Permitted Holder as defined in the Company’s Certificate of Incorporation effective on the Effective Date or any other similarly situated Person as determined by the Committee.

2.25	“Matching Option” means a nonqualified stock option, as described in Section 7, that is not intended to meet the requirements of Code Section 422.

2.26	“Matching Option Terms and Conditions” means any agreement or other instrument or document evidencing a Matching Option.

2.27

“Matching Option Spread” means the amount by which the Fair Market Value, as of the Exercise Date, of the Shares as to which a Matching Option is exercised exceeds the aggregate Exercise Price with respect to such Shares.

2.28	“Owned Shares” means Shares that a Participant has acquired through the vesting of Restricted Stock or the exercise of a Matching Option.

2.29	“Participant” means a Person who, at a time when such Person was an Eligible Employee, has purchased Restricted Stock.

2.30	“Performance Year” means a fiscal year of the Company.

2.31

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any other entity, whether foreign or domestic, including any governmental entity or any department, agency or political subdivision thereof.

2.32	“Plan” means this Coty Inc. Executive Ownership Plan, as amended from time to time.

2.33	“Purchase Price” of Restricted Stock purchased on an Investment Date means the Fair Market Value of such Restricted Stock as of such Investment Date.

2.34	“Restricted Stock” means Shares purchased by a Participant pursuant to Section 6.

2.35	“Restricted Stock Agreement” means any agreement or other instrument or document evidencing Restricted Stock.

2.36	“Restriction Period” means the period during which the transfer of Restricted Stock is limited.

2.37	“Retirement” means a termination of Service (other than a termination of Service for Cause):

(a) after attaining age 60, but only if the Company or the employing Affiliate consents to the treatment of such termination as a “Retirement” for purposes of this Plan; or

(b) qualifying as a retirement at normal retirement age under the laws and/or arrangements applicable to the Participant, as reasonably determined by the Committee.

2.38	“Section 409A” means Section 409A of the Code and the applicable regulations and other legal authority promulgated thereunder.

2.39

“Service” means the provision of services in the capacity of an Employee or a Continuing Director of the Company or an Affiliate. A transfer of Service from the Company to an Affiliate or from an Affiliate to the Company or another Affiliate shall not constitute a termination of Service under the Plan or any Restricted Stock Agreement or Matching Option Terms and Conditions. All determinations regarding Service, including whether any leave of absence is a termination of Service, shall be made by the Committee in its sole discretion. For purposes of this paragraph, a “Continuing Director” shall mean any individual who, upon his or her termination of employment with the Company or an Affiliate, continues to serve as a member of the Board or the board of directors of an Affiliate. The Service of a Continuing Director shall terminate when he or she ceases to serve as a member of the Board or on the board of directors of an Affiliate.

2.40	“Share” means a share of the Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

2.41

“Successor” means the Participant’s spouse, the Participant’s lineal descendants and/or any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, or to a corporation in which the Participant, the Participant’s spouse and/or the Participant’s lineal descendants own 100% of the economic interest and has the unfettered right to prevent further transfer or disposition of the Restricted Stock, Matching Options or Owned Shares, as applicable. The Committee may, in its discretion, deem other parties to qualify as a Successor for purposes of the Plan.

2.42	“Withholding Tax” means the aggregate federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.

SECTION 3
Administration

3.1	Plan Administration. The Plan shall be administered by the Committee.

3.2

Authority of the Committee. Except as limited by law or the by-laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to: (a) designate the Employees who shall be Eligible Employees with respect to an Investment Date; (b) determine the terms and conditions of Restricted Stock and Matching Options in a manner consistent with the Plan; (c) determine the Fair Market Value of a Share; (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; and (f) subject to the provisions of Section 12, amend the terms and conditions of any outstanding Restricted Stock or Matching Option to the extent the amended terms are within the Committee’s authority under the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable to administer the Plan. The Committee may delegate some or all of its authority under the Plan to officers or employees of the Company or other Persons.

3.3

Decisions Binding. All determinations and decisions made by the Committee or by a Person or Persons delegated authority by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

SECTION 4
Shares Subject to the Plan

4.1

Available Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares with respect to which Restricted Stock and Matching Options may be granted under the Plan shall be as set forth in a resolution adopted by the Board and as authorized by the Company’s shareholders.

4.2

Lapsed Shares. If any Matching Option granted under the Plan is canceled, terminates, expires, lapses or is forfeited for any reason, the number of Shares to which such Matching Option relates shall again be available for Restricted Stock purchases or Matching Option grants under the Plan.

4.3

Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share that may become subject to a Restricted Stock purchase or a Matching Option the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.

4.4

Sources of Shares Deliverable Under Plan. Any Shares delivered pursuant to a Restricted Stock purchase or a Matching Option grant may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

4.5	Plan Frozen. As of November 8, 2012, no new Awards may be granted under the Plan.

SECTION 5
Eligibility and Participation

5.1

Eligibility. Any Employee, including any officer or employee-director of the Company or an Affiliate, shall be eligible to be designated a Participant. To be eligible, a Participant shall have signed and delivered to the Company the Confidentiality and Non-Competition Agreement delivered to the Participant by the Company.

5.2

Actual Participation. The opportunity to invest in Restricted Stock on a given Investment Date shall be limited to Eligible Employees selected by the Committee in its sole discretion as eligible to participate in the Plan as of such date.

SECTION 6
Restricted Stock

6.1

Investment Date. With respect to each Performance Year, the Committee shall establish an Investment Date, which shall be within 60 days of the date the Board determines the Bonus amounts for that Performance Year.

6.2

Investment in Restricted Stock, Vesting. An Eligible Employee may purchase on the Investment Date for a Performance Year any number of Shares of Restricted Stock up to the Investment Limit; provided, that Shares of Restricted Stock may be acquired only in multiples of 25. For purposes of this Section 6.2, the “Investment Limit” means (i) the Participant’s Bonus or Target Bonus, whichever is greater, for the related Performance Year, divided by (ii)

the Fair Market Value of a Share on the Investment Date. A Participant shall be fully vested in Shares of Restricted Stock acquired pursuant to this Section 6.2.

6.3	Investment Procedure. To purchase Restricted Stock on an Investment Date, a Participant must satisfy the following conditions:

(a)

The Participant must execute on or before the Investment Date a Restricted Stock Agreement, in such written or electronic form as the Committee shall designate, specifying the number of Shares of Restricted Stock he or she elects to purchase. The Participant may by written notice to the Committee revoke his or her election at any time prior to the Investment Date.

(b) The Participant must deliver to the Committee on or before the Investment Date payment, in cash or by check, of the Purchase Price for the Restricted Stock.

(c)

The Participant, if subject to taxation in the United States with respect to any compensation derived under the Plan, must make an election under Section 83(b) of the Code with respect to the Restricted Stock.

6.4

Restriction Period. The Restriction Period for Restricted Stock purchased on an Investment Date is the five-year period commencing on the Investment Date; provided, that a Participant’s Restriction Period shall immediately end upon the Participant’s termination of Service for any reason. After the Restriction Period, the Restricted Shares are referred to in the Plan and this Agreement as the “Owned Shares.”

6.5	Transferability. The Shares of Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant at any time.

6.6

Custody of Restricted Stock. During the Restricted Period, the Shares of Restricted Stock shall be held for the benefit of the Participant in an account as may be designated by the Committee and monitored by the Company in accordance with the procedures designated by the Committee.

6.7

Voting Rights. Except as otherwise provided in a Restricted Stock Agreement, a Participant holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restriction Period.

6.8	Dividends and Other Distributions. The Participant shall receive regular dividends and other distributions paid on the Restricted Shares.

SECTION 7
Matching Options

7.1	Automatic Matching Option Grant.

(a)

Grant. Upon a Participant’s purchase of Restricted Stock on an Investment Date, the Participant shall receive an automatic grant of a Matching Option on such Investment Date in accordance with this Section 7.1.

	(b)	Number of Shares. The number of Shares subject to the Matching Option shall be equal to the sum of the following:

(i) 2 times the number of Shares purchased by the Participant on the Investment Date that do not exceed 25% of the Participant’s Bonus for the Performance Year to which such Investment Date relates; and

(ii)

4 times the number of Shares purchased by the Participant on the Investment Date, to the extent such number exceeds 25% of the Participant’s Bonus for the Performance Year to which such Investment Date relates.

	(c)	Exercise Price. The Exercise Price of the Matching Option shall be the Fair Market Value of a Share on the Grant Date.

(d)

Vesting and Exercisability. Except as otherwise provided in Section 7.4, the Matching Option shall become fully vested upon the expiration of the Restricted Period so long as the Participant has not sold, transferred, pledged, assigned or otherwise alienated or hypothecated any underlying Restricted Stock during the Restricted Period. Any Matching Option that has become vested shall remain until the tenth anniversary of the Grant Date.

7.2

Matching Option Terms and Conditions. Each Matching Option grant shall be evidenced by a Matching Option Terms and Conditions setting forth number of Shares to which the Matching Option pertains and such terms not inconsistent with the Plan as the Committee determines.

7.3	Exercise of Matching Options.

(a)

The holder of a Matching Option may exercise the Matching Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Matching Option is to be exercised. On the Exercise Date, the holder shall pay or provide for the Exercise Price and applicable Withholding Tax in full, pursuant to such exercise procedures established by the Committee from time to time after giving consideration to applicable tax, securities and accounting rules.

(b)

Any exercisable Matching Option that has not been exercised by its holder shall be automatically exercised for Shares in accordance with subsection (a) hereof on the Exercise Date immediately prior to its expiration if, on such Exercise Date, there is a Matching Option Spread with respect to such Matching Option.

7.4	Termination of Service. Except as otherwise provided in a Matching Option Terms and Conditions:

	(a)	In the event a Participant’s Service terminates by reason of death, Disability, or Retirement:

(i) The Applicable Fraction of the portion of any Matching Option held by such Participant which has not theretofore become exercisable shall immediately become vested and exercisable.

(ii)

All Matching Options held by the Participant, to the extent exercisable (including by application of clause (i) above) as of the Participant’s termination of Service shall remain exercisable through the second anniversary of the date of termination of Service. Any vested Matching Option remaining outstanding after such second anniversary shall be canceled without consideration.

(iii)

Any unvested portion of the Participant’s Matching Options as of the date of termination (other than any portion thereof that becomes vested pursuant to clause (i) above) shall be forfeited and canceled, without consideration, on the date of termination.

	(b)	Except as provided in Section 7.7, in the event a Participant’s Service terminates other than by reason of death, Disability, or Retirement:

(i)

The vested portion, if any, of the Participant’s Matching Options shall remain exercisable through the ninetieth (90th) day after the Participant’s termination of Service. Any vested Matching Option remaining outstanding after such date shall be canceled without consideration.

(ii) Any unvested portion of the Participant’s Matching Options as of the date of termination shall be forfeited and canceled on the date of termination, and

(c)

Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting and exercisability, and/or extend the period of exercisability, of all or a portion of a Matching Option at any time.

	(d)	In no event shall a Matching Option be exercisable following its expiration date.

7.5	Nontransferability of Matching Options.

(a)

Except as otherwise provided in Section 7.5(b), a Participant’s Matching Option Terms and Conditions, or the Plan, (i) no Matching Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) all Matching Options shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b)

Subject to applicable law, vested Matching Options may be transferred to a Successor. Such transferred Matching Options may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 7.5, and shall be subject in all respects to the terms of the Matching Option Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

7.6

Dividend Equivalents and Other Distributions. The Committee may, in its sole discretion, provide under an agreement for payments in connection with Matching Options that are equivalent to dividends or other distributions declared and paid on the Shares underlying the Matching Options prior to the date of exercise. Such dividend equivalent agreement, if any, shall be separate and apart from the Matching Option Terms and Conditions and shall be designed to comply separately with Section 409A.

7.7

Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate without Cause or (ii) such Participant resigns for Good Reason, the unvested portion of any then outstanding Matching Option shall vest and become exercisable.

SECTION 8
Share Restrictions and Purchase and Sale Rights

8.1

Restrictions. The Committee may impose such restrictions on any Shares as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws.

8.2

Additional Conditions of Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan or any Restricted Stock Agreement or Matching Option Terms and Conditions.

SECTION 9
Beneficiary Designation

9.1

Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her benefits under the Plan. Each beneficiary designation shall revoke all prior designations by the same Participant, must be in a form prescribed by the Committee and must be made during the Participant’s lifetime.

SECTION 10
Breach of Restrictive Covenants

10.1

A Restricted Stock Agreement or Matching Option Terms and Conditions may provide that if the Participant breaches, whether during or after termination of Service, a nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound, then in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit:

	(a)	Any Restricted Stock or vested or unvested Matching Options held by him or her;

(b)

The profit the Participant realized from the exercise of any Matching Options that the Participant exercised after terminating Service and within the six-month period immediately preceding the Participant’s termination of Service, which is the Matching Option Spread associated with any Shares acquired by the Participant upon his or her exercise of such Matching Options; and

	(c)	The Fair Market Value, as determined on the vesting date, of any Restricted Stock that vested within the six-month period immediately preceding the Participant’s termination of Service.

SECTION 11
Rights of Participants

11.1

Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate. The purchase of Restricted Stock or the grant of a Matching Option under the Plan shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.2	Participation. No Employee shall have the right to purchase Restricted Stock under the Plan, or, having received purchased Restricted Stock, to purchase Restricted Stock in the future.

SECTION 12
Amendment, Modification and Termination and Change in Control

12.1

Amendment, Modification and Termination. The Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part, without the approval of the Company’s shareholders, except to the extent such approval is required by law. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Restricted Stock or Matching Options under the Plan, or accept the surrender of outstanding Matching Options (to the extent not already exercised) and grant new Matching Options in substitution of them (to the extent not already exercised), in order to comply with the requirements of applicable law or otherwise. Notwithstanding the foregoing, no modification of Restricted Stock or Matching Options shall, without the prior written consent of the Participant, materially alter or impair any rights or obligations under any Restricted Stock or Matching Options already granted under the Plan, except such an amendment made to comply with the requirements of applicable law.

12.2	Adjustments Upon the Occurrence of Certain Events.

(a)

In General. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share underlying an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be, which shares or other securities shall be subject to the same terms and conditions as the underlying Award. Any such adjustment in an outstanding Matching Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Matching Option but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such Matching Option.

(b)

Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to the Exercise Price of any outstanding Matching Option, and/or grant an additional Matching Option to the holder of any outstanding Matching Option, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction.

(c)

Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of Matching Options or Restricted Stock. In no event will the Committee, unless otherwise approved by shareholders, be permitted (i) to reduce the Exercise Price of any outstanding Matching Option, (ii) cancel a Matching Option in exchange for cash or other Awards (except as provided in 12.4), (iii) exchange or replace an outstanding Matching Option with a new Matching Option with a lower Exercise Price, or (iv) take any other action that would be a “repricing” of Matching Options.

	(d)	Notice. The Committee shall give notice of any adjustment to each affected Participant and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes.

	(e)	Section 409A. Notwithstanding any provision herein to the contrary, no adjustment shall be made under this Section 12.2 to the extent it would give rise to adverse tax consequences under Section 409A.

12.3

Fractional Shares. Fractional Shares, whether resulting from any adjustment in Matching Options or Restricted Stock pursuant to Section 12.2 or otherwise, may be settled in cash or otherwise as the Committee determines.

12.4	Change in Control.

(a)

If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, all then outstanding Awards shall become fully vested.

(b)

Any Award that has not been fully exercised before the date of a Change in Control may be settled or otherwise terminated on such date in the discretion of the Committee, unless a provision has been made in writing in connection with such transaction for the assumption of all Awards theretofore granted, or the substitution for such Awards of awards to acquire the stock of the surviving, resulting or acquiring corporation, with any adjustments as the Committee determines appropriate, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. Notwithstanding anything in the Plan to the contrary, any underwater Award that has not been fully exercised, and any Award that the Committee determines cannot become vested, before the date of consummation of the Change in Control may be canceled without consideration in the discretion of the Committee.

SECTION 13
Miscellaneous Provisions

13.1

Tax Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy any Withholding Tax.

13.2

Successors. All obligations of the Company under the Plan or any Restricted Stock Agreement or Matching Option Terms and Conditions shall be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s stock, or a merger or consolidation, or otherwise.

13.3	Legal Construction.

	(a)	Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and any singular term includes the plural.

	(b)	Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

	(c)	Termination of Service. As used in the Plan, the phrase “termination of Service” and similar terms means a “separation from service” within the meaning of Section 409A.

13.4

Business Day. In the event the day prescribed for the performance of any act under the Plan, or deadline by which such act must be performed, shall fall on a day other than a Business Day, such day or deadline shall be extended until the close of business on the next succeeding Business Day.

13.5

Requirements of Law. The purchase of Restricted Stock, the granting of Matching Options, the issuance of Shares, and the payment of cash under the Plan shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

13.6

Rights of a Shareholder. A Participant shall not be, nor shall a Participant have any of the rights and privileges of, a shareholder until certificates for the underlying Shares of Restricted Stock have been issued.

13.7	Securities Law Compliance.

(a)

As to any individual who is, on the relevant date, an officer, director or greater than 10% percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(b)

To the extent the Committee deems it necessary, appropriate or desirable to comply with state securities laws or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Restricted Stock or Matching Options granted to Participants, including rules that differ from those set forth in the Plan, and (ii) grant Restricted Stock or Matching Options to such Participants in accordance with those rules that would require the application of the securities laws of any state.

13.8

Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

13.9	Non-U.S. Based Employee. Notwithstanding any other provision of the Plan to the contrary, the Committee may make awards to Employees who are not citizens or residents of the United

States, or to Employees outside the United States, on terms and conditions that are different from those specified in the Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Committee may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.

13.10

Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.